SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

Santander BanCorp

(Exact name of registrant as specified in this charter)

Puerto Rico	001–15849	66–0573723
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	((787) 759–7070

Item 1. CHANGES IN CONTROL OF REGISTRANT.

N/A

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

N/A

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

N/A

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Audit Committee of the Board of Directors of Santander BanCorp recommended to the Board of Directors to release Arthur Andersen LLP ("Andersen") as Santander BanCorp's independent public accountants and engaged Deloitte & Touche LLP to serve as Santander BanCorp's independent public accountants for 2002.

Andersen's reports on Santander BanCorp's consolidated financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on Santander BanCorp's consolidated financial statements for 2001 was issued on an unqualified basis in conjunction with the publication of Santander BanCorp's Annual Report to shareholders and the filing of Santander BanCorp's Annual Report on Form 10–K.

During Santander BanCorp's two most recent fiscal years and through the interim period until the date of this Form 8–K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Santander BanCorp's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S–K.

Santander BanCorp provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 26, 2002, stating its agreement with such statements.

During Santander BanCorp's two most recent fiscal years and through the date of this Form 8–K, Santander BanCorp did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Santander BanCorp consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S–K.

ITEM 5. OTHER EVENTS

N/A

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

N/A

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

16.0 Letter from Arthur Andersen, LLP

99.1 Press Release issued June 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By: /s/ María Calero Padrón

María Calero Padrón

Executive Vice President

and Corporate Comptroller

Date: June 28, 2002

EXHIBIT 99.1